                                                                    EXHIBIT 10.2

                                OPTION AGREEMENT



                  THIS OPTION AGREEMENT (this "Agreement") is made and entered into as of April 1, 2001 by and between BOULDER HEADQUARTERS LLC, a California limited liability company, having an address in care of Great Point Investors LLC, 98 North Washington Street, 5th floor, Boston, MA 02114 ("Landlord") and ARRAY BIOPHARMA INC., a Delaware corporation, having an address of 1885 33rd Street, Boulder, Colorado 80301 ("Subtenant").

                                    RECITALS

                  WHEREAS, Landlord, as landlord, and Amgen Inc., as tenant, ("Amgen") entered into that certain Lease dated as of May 13, 1999 (as amended, the "Lease"), pursuant to which Landlord leased to Amgen the property located at 3200 Walnut Street, Boulder, Colorado, as more fully described in the Lease (the "Premises"), which is being amended by a First Amendment to Lease between Landlord and Amgen dated as of the date hereof (the "First Amendment"). The term of the Lease is scheduled to expire on March 31, 2008;

                  WHEREAS, Amgen and Subtenant entered into that certain Lease dated as of July 15, 1998 (as amended, the "Approved Sublease") with respect to the Premises, which has been amended by a First Amendment to Lease dated as of April 1, 1999 and a Second Amendment to Lease dated as of the date hereof. The term of the Approved Sublease is scheduled to expire concurrently with the Lease;

                  WHEREAS, pursuant to the terms of the Lease and the Approved Sublease, at any time after the fifth anniversary of the First Amendment, if certain conditions are met, Subtenant may succeed to Amgen's interest as tenant under the Lease;

                  WHEREAS, Subtenant has also requested the right to lease the Premises from Landlord at the end of the scheduled term of the Lease, and Landlord has agreed to provide Subtenant with an option to do so if certain conditions are met; and

                  WHEREAS, Landlord and Subtenant desire to document their agreement with respect the foregoing.

                  NOW, THEREFORE, in consideration of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

All terms used herein and not defined herein shall have the meanings set forth in the Lease.

         1. Options to Lease the Premises.

         (a) Provided that as of the time of the giving of the notice described below and the Commencement Date of the Term (as defined below), all of the Conditions (as defined below) are satisfied, then Subtenant or its successor or assign who has been approved by Landlord in accordance with the Lease and the Approved Sublease ("Assignee") will have the right to lease the Premises from Landlord by entering into a written lease agreement (the "New Lease") on the same terms and conditions as those contained in the Lease and in the same form as the Lease (except as otherwise expressly provided herein), commencing on the day following the scheduled expiration of the term of the Lease (the "Commencement Date of the Term"). The initial term of the New Lease shall be for eight years. By giving notice, provided that as of the time of giving the notice and the commencement date of the Extension Term (as defined below), all of the Conditions are satisfied, Assignee shall have the option to extend the term of the New Lease for two terms of five years each (the "Extension Terms"), commencing the day following the scheduled expiration of the term of the New Lease, or the first Extension Term (as applicable). Assignee will give Landlord notice of its election to enter into the New Lease at least 18 months prior to the scheduled expiration date of the term of the Lease, and will give Landlord notice of its election to extend the term of the New Lease for the first or second Extension Term (as applicable) at least 12 months prior to the scheduled expiration date of the New Lease or the first Extension Term (as applicable) (the "Notice Period") and at such time will provide Landlord with evidence of the satisfaction of each of the Conditions. If Assignee does not give the notice during the Notice Period, Assignee's right to enter into the New Lease, the first Extension Term or the second Extension Term (as applicable) will terminate after a notice stating that the notice has not been received by Landlord (the "Expiration Notice") is given by Landlord to Assignee and Assignee fails to provide notice within two weeks of receipt of the Expiration Notice. Time is of the essence as to the giving of the notice.

         (b) The "Conditions" shall mean all of the following:

                  (i) Assignee shall actually occupy at least 50% of the Premises initially demised under the Approved Sublease and any space added to the Premises pursuant to the terms thereof;

                  (ii) Assignee shall have a tangible net worth (i.e. total stockholders' equity shown on the most recent balance sheet) of not less than $30 million;

                  (iii) (a) on the date that is 12 months prior to the Commencement Date of the Term, Assignee shall post a security deposit for the term of the New Lease (in the form of an irrevocable letter of credit, issued by a financial institution and in form acceptable to Landlord, or in cash) in an amount equal to 6 months' Rent; (b) within ten business days after the Commencement Date of the Term, Amgen shall transfer the unused portion of Assignee's security deposit under the Approved Sublease to Landlord in accordance with the terms of the Approved Sublease, and (c) within ten business days after the Commencement Date of the Term, Assignee will post the remaining amount necessary so that Landlord has a security deposit equal to 12 months' Rent under the New Lease; and

                  (iv) Assignee shall not be in default under the Approved Sublease or the Lease.

         (c) The initial Monthly Rent for the first year of the New Lease shall be $30.75 per square foot per annum and will escalate by 3% per year on a cumulative basis, the initial Monthly Rent for the first year of the first Extension Term shall be $38.95 per square foot per annum and will escalate by 3% per year on a cumulative basis, and the initial Monthly Rent for the first year of the second Extension Term shall be $45.15 per square foot per annum and will escalate by 3% per year on a cumulative basis.

         Alternatively, if at the time of the giving of Notice and the Commencement Date of the Term, all Conditions are met and Assignee has a tangible net worth (i.e. total stockholders' equity shown on the most




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recent balance sheet) of not less than $400 million and a reported profitability for the two prior years of not less than $25 million annually; then the initial Monthly Rent for the first year of the New Lease shall be $28.29 per square foot per annum and will escalate by 3% per year on a cumulative basis, (B) initial Monthly Rent for the first year of the first Extension Term shall be $35.83 per square foot per annum and will escalate by 3% per year on a cumulative basis, and (C) initial Monthly Rent for the first year of the second Extension Term shall be $41.54 per square foot per annum and will escalate by 3% per year on a cumulative basis.

         (d) Except as expressly set forth in this Agreement, Assignee's occupancy of the Premises during the term of the New Lease and each Extension Term thereof will be on the same terms and conditions as set forth in the Lease. The Premises will be tendered on the commencement date of the New Lease and each Extension Term in "as-is" condition. Landlord will have no obligation to refurbish or otherwise improve the Premises for the term of the New Lease or any Extension Term.

         (e) If Assignee exercises its option to enter into the New Lease, Landlord will prepare, and both parties will execute the New Lease.

         2. Brokerage. Landlord and Subtenant each represent and warrant that it has not dealt with, and will not deal with, any real estate agent or broker in connection with this Agreement and will indemnify and hold the other party harmless from and against any claims, liabilities, losses or expenses incurred by the other in connection with any claims for a commission by any broker or agent which may arise in connection with this Agreement by virtue of a breach of the foregoing representation.

         3. Landlord's Liability and Indemnity. The obligations of this Agreement run with the land, and this Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No owner of the Premises will be liable under this Agreement except for liability accruing during its ownership of the Premises.

         4. Interpretation. The captions of the Sections of this Agreement are not a part of the terms or provisions of this Agreement. Whenever required by the context of this Agreement, the singular includes the plural and the plural includes the singular. The masculine, feminine and neuter genders each include the other. This Agreement does not, and nothing contained herein will, create a partnership or other joint venture between Landlord and Subtenant. A determination by a court of competent jurisdiction that any provision of this Agreement or any part thereof is illegal or unenforceable will not invalidate the remainder of such provision, which will remain in full force and effect.

         5. Incorporation of Prior Agreements; Modifications. This Agreement, the Subordination, Nondisturbance and Attornment Agreement dated May 13, 1999, and a consent to the Approved Sublease are the only agreements between the parties pertaining to the lease of the Premises. All amendments to this Agreement must be in writing and signed by all parties. Any other attempted amendment will be void.

         6. Notices. All notices, requests and other communications required or permitted under this Agreement will be in writing and personally delivered or sent by a national overnight delivery service which maintains delivery records. Notices will be delivered to the addresses set forth in the first paragraph of this Agreement. All notices will be effective upon delivery (or refusal to accept delivery). Either party may change its notice address upon written notice to the other party.

         7. Choice of Law. The laws of the state in which the Premises is located govern this Agreement. The parties hereto waive trial by jury in any action, proceeding or counterclaim brought by any party(ies) against any other party(ies) on any matter arising out of or in any way connected with this Agreement or the relationship of the parties hereunder.

         8. Execution. This Agreement may be executed in counterparts and, when all counterpart documents are executed, the counterparts will constitute a single binding instrument. Landlord's delivery of this Agreement to Subtenant is not be deemed to be an offer to contract and will not be binding upon either party until executed and delivered by both parties.



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         9. Legal Costs. In any enforcement proceeding brought by either party with respect to this Agreement, the non-prevailing party will pay to the prevailing party in such proceeding all costs, including reasonable attorneys' fees and court costs, incurred by such other party with respect to said proceeding and any appeals therefrom.

         10. Recording. The parties agree that a Memorandum of this Agreement in the form attached hereto as Exhibit A may be recorded.


                         [SIGNATURES ON FOLLOWING PAGE]
















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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


LANDLORD:

BOULDER HEADQUARTERS LLC

By: MSC/Bancroft Portfolio LLC, Manager

    By: MSC Boulder LLC, Primary Member

        By: /s/ John H. Baxter
            ----------------------
            Name:  John H. Baxter
            Title:  Vice President



SUBTENANT:

ARRAY BIOPHARMA INC.

By: /s/ Michael Carruthers
    ------------------------------
    Name:  Michael Carruthers
    Title: Chief Financial Officer




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


                                    EXHIBIT A



                         MEMORANDUM OF OPTION AGREEMENT

                  This Memorandum of Option Agreement dated as of April 1, 2001 is by and between Boulder Headquarters LLC, a California limited liability company ("Boulder Headquarters") and Array BioPharma, Inc., a Delaware corporation ("Array").

                  Boulder Headquarters and Array are parties to an Option Agreement dated as of April 1, 2001 (the "Agreement"), pursuant to which Agreement Boulder Headquarters has granted Array an option, subject to certain conditions, to lease certain premises on the following principal terms:

         1. Name and Address of Boulder Headquarters: Boulder Headquarters, LLC, c/o Great Point Investors LLC, 98 North Washington Street, 5th Floor, Boston, MA 02114.

         2. Name and Address of Array: Array BioPharma, Inc., 1885 33rd Street, Boulder, CO 80301.

         3. Description of Premises: Lot 1, Synergen Subdivision Filing No. 3, County of Boulder, State of Colorado, the Plat of which was recorded November 7, 1996 on Film 2168 as Reception No. 1656392 in Plan File P-32, No. 25. Also known as Amgen Buildings AC 1-4 (3200 Walnut Street, Boulder, Colorado).

         4. Term of Lease/Extension Options: Leased for a term to commence on April 1, 2008, and terminate on March 31, 2016. Array has the option to renew the lease for two (2) additional terms of five (5) years each.

                         [SIGNATURES ON FOLLOWING PAGE]

         IN WITNESS WHEREOF, the parties have executed this Memorandum of Option Agreement on the date first stated above.

BOULDER HEADQUARTERS LLC

By: MSC/Bancroft Portfolio LLC, Manager

    By: MSC Boulder LLC, Primary Member

        By: /s/ John H. Baxter
            ---------------------------
\           Name:  John H. Baxter
            Title: Vice President


ARRAY BIOPHARMA INC.

By: /s/ Michael Carruthers
    -----------------------------
Name: Michael Carruthers
      ---------------------------
Title: Chief Financial Officer
       --------------------------

STATE OF                         )
         ------------------------
                                 ) ss
COUNTY OF                        )
         ------------------------

                  The foregoing instrument was acknowledged before me this ____ day of _______________, 2001 by John H. Baxter, Vice President of MSC Boulder LLC, as Primary Member of MSC/Bancroft Portfolio LLC, Manager of Boulder Headquarters LLC.

                  Witness my hand and official seal

                  My commission expires:
                                        --------------------------------


                                            --------------------------------
                                            Notary Public


STATE OF                         )
         ------------------------
                                 ) ss
COUNTY OF                        )
         ------------------------

                  The foregoing instrument was acknowledged before me this ___ day of ____________, 2001 by ________________, ____________________ of Array
BioPharma, Inc.

                  Witness my hand and official seal

                  My commission expires:
                                        --------------------------------


                                            --------------------------------
                                            Notary Public